SECURITIES PURCHASE AND SALE AGREEMENT

Between

CENTRAL ENERGY, LLC

As Buyer,

RIO VISTA ENERGY PARTNERS, L.P.

The Company

and

PENN OCTANE CORPORATION,

As Seller

DATED MAY 25, 2010

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF THE INTERESTS	4

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	5

3.	REPRESENTATIONS AND WARRANTIES OF SELLER	11

4.	REPRESENTATIONS AND WARRANTIES OF BUYER	16

5.	CONDITIONS PRECEDENT	17

6.	COVENANTS	20

7.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	21

8.	DOCUMENTS AT CLOSING AND THE CLOSING	21

9.	Post-Closing	23

10.	MISCELLANEOUS	23

Schedule 2(b) Organization and Good Standing
Schedule 2(e) Company Approvals
Schedule 2(f)-1 Company Financial Statements
Schedule 2(f)-2 Corrections to Company Financial Statements
Schedule 2(g) Material Adverse Changes Schedule
Schedule 2(h) Company Taxes
Schedule 2(l) Company Actions and Proceedings
Schedule 2(m) Company Material Agreements
Schedule 2(o) Company Real Estate
Schedule 2(q) Company Tangible Assets
Schedule 2(r) Company Liabilities
Schedule 2(t) Capitalization
Schedule 2(v) Warrants and Options
Schedule 2(w) Permits and Authorizations
Schedule 3(d) GP Approvals
Schedule 3(e)-1 GP Financial Statements
Schedule 3(e)-1 Corrections to GP Financial Statements
Schedule 3(f) Material Adverse Changes Schedule
Schedule 3(g) GP Taxes
Schedule 3(k) GP Actions and Proceedings
Schedule 3(l) GP Material Agreements

Schedule 3(n) GP Real Estate
Schedule 3(p) GP Tangible Assets
Schedule 3(q) GP Liabilities
Schedule 3(s) GP Capitalization
Schedule 5(a)(ix) Settlement of Claims

SECURITIES PURCHASE AND SALE AGREEMENT

This Securities Purchase and Sale Agreement (the “Agreement”) dated as of May 25, 2010, is by and among Central Energy, LLC, a Delaware limited liability company (“Buyer”), Rio Vista Energy Partners, L.P., a Delaware limited partnership (the “Company”), and Penn Octane Corporation, a Delaware corporation (“Seller”).

RECITALS:

A.           Buyer desires to purchase and the Company desires to issue and sell to Buyer on the Closing Date (as hereinafter defined) an amount of limited partnership interests (“Common Units”) in the Company which, following their issuance will constitute 80% of the “Fully Diluted Common Units” of the Company.  “Fully Diluted Common Units” of the Company means the sum of (i) all of the issued and outstanding Common Units of the Company on the Closing Date, including the Common Units to be issued to Buyer on the Closing Date (the “Newly Issued Common Units”) and (ii) all Common Units reserved for issuance by the Company on the Closing Date pursuant to any options, warrants, debentures, conversion rights or other plans or agreements under which the Company is required as of the Closing Date to issue Common Units to any person or entity in the future.

B.           Buyer desires to purchase and Seller desires to sell, or cause to be sold, 100% of the limited liability company interests of Rio Vista GP, LLC (the “GP Interests”), the general partner of the Company (the “GP”) (such GP Interests and the Newly Issued Common Units being hereinafter occasionally collectively referred to as the “Interests”).

C.           It is the intention of the parties hereto that Buyer shall acquire the Interests on the terms and for the consideration set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.           PURCHASE AND SALE OF THE INTERESTS

a)           Sale of Newly Issued Common Units.  Subject to the terms and conditions of this Agreement, the parties agree that on the Closing Date (i) the Company will issue and sell to Buyer 12,724,019 Newly Issued Common Units which, when issued, will represent not less than Eighty Percent (80%) of the Fully Diluted Common Units of the Company and (ii) Buyer will purchase the Newly Issued Common Units for the Common Unit Purchase Price (as defined below).

b)           Sale of GP Interests.  Subject to the terms and conditions of this Agreement, Seller hereby agrees that on the Closing Date it will sell, assign and deliver, or cause to be sold, assigned and delivered, the GP Interests to Buyer and Buyer agrees to Purchase the GP Interests for the GP Interest Purchase Price (as defined below).  The GP Interests to be sold, assigned and delivered will represent 100% of the issued and outstanding membership interests of the GP.

c)           Purchase Price.  The purchase price for the Newly Issued Common Units shall be Three Million Eight Hundred Fifty Two Thousand Two Hundred Ninety One Dollars and No/100 ($3,852,291) (the “Common Unit Purchase Price”). The Common Unit Purchase Price to be paid by Buyer to the Company and any additional amounts contributed to the Company at Closing shall be held and utilized by the Company, to the extent necessary, to satisfy Buyer’s conditions to closing set out in Section 5(a)(ii) through (xii) hereof. The purchase price for the GP Interests shall be One Hundred Forty Seven Thousand Seven Hundred and Nine Dollars and No/100 ($147,709) (the “GP Interest Purchase Price”) which such amount shall be contributed by Seller to the GP and then by the GP to the Company simultaneously with the Closing (the Common Unit Purchase Price and the GP Interest Purchase Price, collectively, the “Purchase Price”).

d)           Additional Consideration.  As additional consideration for the purchase of the Interests, and conditioned on the closings of the transactions contemplated by this Agreement on the Closing Date, Buyer agrees to contribute sufficient additional capital to the Company from time to time following the Closing Date, as required in Buyer’s sole judgment, to enable the Company to (i) regain compliance with United States Securities and Exchange Commission (“SEC”) reporting standards applicable to issuers of securities registered under Section 12 of the Securities Exchange Act of 1934, (ii) regain compliance with the Company’s tax requirements, and (iii) provide adequate working capital for anticipated operating expenses and ongoing compliance.

e)           Intercompany Note.  At the Closing, the Company agrees to satisfy out of the Purchase Price that certain Promissory Note between the Seller and the Company as well as all other intercompany advances between the Seller and the Company, the Subsidiaries and/or Rio Vista (collectively, the “Intercompany Note”) for a minimum amount of $1,400,000, subject to adjustment as follows (the “Intercompany Note Settlement Amount”).  Schedule 5(a)(ix) will be updated as of the Closing Date with respect to Settled Claims (as defined below), by mutual agreement of the parties.  If as of the Closing Date, such updated Schedule 5(a)(ix) reflects a Settled Surplus (as such term is defined in Section 5(a)(ix)), then the Intercompany Note Settlement Amount shall be increased by the amount of such Settled Surplus, up to a maximum of $200,000 (resulting in a maximum Intercompany Note Settlement Amount of $1,600,000).

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as follows:

a)           Subsidiaries.  The Company owns 100% of the limited liability company interests in Rio Vista Operating GP LLC (“RVOGP LLC”), which is the general partner of Rio Vista Operating Partnership LP (“RVOP”) in which the Company owns 99.9% of the limited partnership interests and RVOGP LLC owns the remaining 0.1% limited partnership interest.  The Company also owns 100% of the issued and outstanding stock of Regional Enterprises, Inc. (“Regional”).  The Company owns 100% of the membership interests in each of Penn Octane International LLC (“POI”) and Rio Vista Northport LLC, both of which are dormant subsidiaries without any assets or liabilities (except that POI is a named party in certain of the proceedings set forth on Schedule 2(l)(Actions and Proceedings)).  RVOGP LLC, RVOP and Regional are occasionally hereinafter collectively referred to as the “Subsidiaries.”

b)           Organization and Good Standing.  Except as set forth on Schedule 2(b), each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its formation.  Except as set forth on Schedule 2(b), each of the Company and its Subsidiaries has the power and authority to carry on its business as presently conducted, and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

c)           Partnership Authority.  The Company has the power to operate as a limited partnership.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, are not in violation of any restrictions under its governing documents.  Subject to the satisfaction of the condition precedent set out in Section 5(a)(vi) hereof, the execution of this Agreement and the consummation by the Company of the transactions contemplated hereby on the Closing Date will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company or any of its Subsidiaries is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company, its Subsidiaries or any of their respective properties.  The execution and performance of this Agreement by the Company will not violate or conflict with any provision of the certificate of formation or the organizational documents of the Company or any of its Subsidiaries.

d)           Newly Issued Common Units.  The Company represents and warrants that the Newly Issued Common Units to be delivered to Buyer on the Closing Date shall be issued and delivered to Buyer free and clear of all rights, claims, liens and encumbrances, except that Buyer acknowledges that the Newly Issued Common Units will be restricted securities under applicable United States securities laws.  The Newly Issued Common Units to be issued to Buyer on the Closing Date will have been duly authorized and validly issued and will be fully paid and will constitute 80% of the Fully Diluted Common Units of the Company.

e)           Approvals.  No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions described herein, other than as set forth on Schedule 2(e).

f)           Financial Statements, Books and Records.  Attached as Schedule 2(f)-1 are the unaudited internal financial statements of the Company and its Subsidiaries for the year ended December 31, 2009 and the audited financial statements of the Company and its Subsidiaries for the year ended December 31, 2008 (the “Company Financial Statements”).  Except as set forth on Schedule 2(f)-2, the Company Financial Statements, books of account and other financial records of the Company and its Subsidiaries are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

g)           No Material Adverse Changes.  Except as set forth on Schedule 2(g), since December 31, 2009 there has not been:

i.           any material adverse change in the financial position of the Company or its Subsidiaries except changes arising in the ordinary course of business, which changes are not reasonably likely to adversely affect the financial position of the Company or any of its Subsidiaries in any material respect;

ii.           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries whether or not covered by insurance;

iii.           any declaration, setting aside or payment of any dividend or distribution with respect to the Common Units or any other equity interests in the Company;

iv.           any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company or any of its Subsidiaries of any properties or assets;

v.           adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement; or

vi.           payments or asset purchases not in the ordinary course of business.

h)           Taxes.  Except as set forth on Schedule 2(h), the Company and its Subsidiaries have filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date as shown to be due on such reports and returns, and there are no deficiency notices outstanding.  No extensions of time for the assessment of deficiencies for any year are in effect.  No deficiency notice is proposed or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.  In the past 5 years, the tax returns of the Company and its Subsidiaries have not been audited.

i)           Compliance with Laws.  Except as set forth on Schedule 2(i), the Company and its Subsidiaries are in compliance with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to them and their respective businesses which, if not complied with, would adversely affect the business of the Company or any of its Subsidiaries in any material respect.

j)           No Breach.  Except as set forth on Schedule 2(j), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

i.           violate any provision of the certificate of formation or the governing documents of the Company or any of its Subsidiaries;

ii.           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries’ assets or properties may be bound or subject;

iii.           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or any of its Subsidiaries or upon the properties or business of the Company or any of its Subsidiaries; or

iv.           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of the Company or any of its Subsidiaries.

k)           Offering Valid.  The offer, sale and issuance of the Newly Issued Common Units and the offer and sale of the GP Interests will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws.  Neither the Company, the GP nor any agent on their behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Newly Issued Common Units and the GP Interests to any person or persons so as to bring the sale of such Newly Issued Common Units and GP Interests by the Company within the registration provisions of the Securities Act or any state securities laws.

l)           Actions and Proceedings.  Except as set forth on Schedule 2(l) (the “Scheduled Litigation”), neither the Company nor any of its Subsidiaries is a party to, or affected by, any material pending litigation.  Neither the Company nor any of its Subsidiaries is a party to any governmental investigation or proceeding not reflected in the Company Financial Statements and, to the Company’s knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against the Company or any of its Subsidiaries except as set forth on Schedule 2(l) attached hereto and made a part hereof.

m)           Agreements.  Schedule 2(m) sets forth all material contracts or arrangements to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or their assets, properties or businesses are bound or subject, whether written or oral.

n)           Brokers or Finders.  No broker’s or finder’s fee will be payable by the Company or any of the Subsidiaries in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company or any of its Subsidiaries hereunder.

o)           Real Estate.  Schedule 2(o) sets forth all real property owned by the Company and its Subsidiaries and all leasehold agreements with a term in excess of 90 days for real property, equipment or services to which the Company or any of its Subsidiaries is a party.  All uses of any real property and leases of real property by the Company or its Subsidiaries have conformed in all material respects to all applicable building and zoning ordinances, laws and regulations.

p)           OSHA and Environmental Compliance.  The Company and its Subsidiaries have duly complied in all material respects with, and their respective offices, real property, business, assets, leaseholds and equipment have been in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws.  No citations, notices or orders of non-compliance have been issued to the Company or its Subsidiaries or relating to their respective businesses, assets, property or equipment under such laws, rules or regulations, except for the outstanding OSHA citations relating to the July 25, 2005 Nitric incident and the November 27, 2005 death of David Widner (driver).  There are no releases, spills, discharges, leaks or disposal (collectively, referred to as “Company Releases”) of hazardous substances at, upon, under or within the real property owned or leased by the Company or any of its Subsidiaries that require remediation or Company action under applicable law.  No real property owned or leased by the Company or any of its Subsidiaries has been used as a treatment, storage or disposal facility of hazardous waste.  No hazardous substances are present on the real property or any premises leased by the Company or any of its Subsidiaries excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of the Company and its Subsidiaries.

q)           Tangible Assets.  All machinery, equipment, furniture, leasehold improvements, fixtures, projects, or other tangible assets owned or leased by the Company or any of its Subsidiaries which are material to their respective businesses are described in Schedule 2(q) hereto (the “Company Tangible Assets”).  Other than as set forth in Schedule 2(q), the Company and its Subsidiaries hold all rights, title and interest in all the Company Tangible Assets owned by them as reflected by the Company Financial Statements and Schedule 2(q) and acquired by them after the date of the Company Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except those which are set out in Schedule 2(q).  All of the Company Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear due to the elements and lapse of time and are usable in the ordinary course of business of the Company and its Subsidiaries and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2(q) hereto.  Neither the Company nor any of its Subsidiaries owns any intellectual properties, including trademarks and the like.

r)           Liabilities.  Except as set forth on Schedule 2(r) neither the Company nor any of its Subsidiaries has any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “Company Liabilities”), which are not fully, fairly and adequately reflected on the Company Financial Statements (annual and interim), except for a specific list of Company Liabilities set forth on Schedule 2(r) attached hereto and made a part hereof.  As of the Closing Date, neither the Company nor any of its Subsidiaries will have any Company Liabilities, other than Company Liabilities fully and adequately reflected on the Company Financial Statements or herein or other than Company Liabilities incurred in the ordinary course of business (which, in the case of the Company, shall not exceed $25,000 in the aggregate) on the date of Closing.  To the Company’s knowledge, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Company Liabilities not in the ordinary course of business other than as set forth on Schedule 2(r).

s)           Operations of the Company and its Subsidiaries.  From the date of this Agreement through the Closing Date or earlier termination of this Agreement, neither the Company nor any of its Subsidiaries have or, without the prior written consent of Buyer, not to be unreasonably withheld, will:

i.           incur any indebtedness or borrowed money (provided, however, the Company may restructure or repay its outstanding debt with RZB);

ii.           declare or pay any dividend or declare or made any distribution of any kind to any holder of Common Units, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

iii.           make any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or make any other loan or advance;

iv.           dispose of any assets of the Company other than in the ordinary course of business;

v.           increase the level of compensation of any executive employee of the Company or any of its Subsidiaries;

vi.           increase, terminate, amend or otherwise modify any plan for the benefit of employees of the Company or any of its Subsidiaries;

vii.           issue any equity securities or rights to acquire such equity securities; or

viii.           enter into or modify any contract, agreement or transaction material to the business of the Company or any of its Subsidiaries.

t)           Capitalization.  Schedule 2(t) hereto sets out (i) the number of Common Units of the Company currently issued and outstanding, (ii) each agreement granting any person the option to acquire Common Units in the future and the maximum number of Common Units that can be acquired under such option, and (iii) each debenture, warrant, convertible security or other obligation or agreement under which any person has the right to acquire, by way of purchase, conversion or otherwise, Common Units of the Company in the future and the maximum number of Common Units that may be acquired under each such debenture, warrant or other obligation or agreement to which the Company is a party.  Except as set forth on Schedule 2(t), the Company is current with respect to all dividend obligations with respect to its Common Units.  Except as set forth on Schedule 2(t), the Company has no issued and outstanding equity interests other than the Common Units.  The Company has no subsidiaries which currently own assets or have any liabilities other than the Subsidiaries and POI.

u)           Full Disclosure.  The Company has provided Buyer with all information requested by Buyer in connection with its decision to purchase the GP Interests and the Newly Issued Common Units.  To the Company’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement or in any document or schedule to be delivered by it pursuant hereto.  No representation or warranty by the Company in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Company pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or, to the Company’s knowledge, will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Company and its Subsidiaries, and/or the status of the GP Interests and the Newly Issued Common Units.

v)           Option, Warrants, Conversion Rights.  Except as set forth in Schedule 2(v), there are no outstanding subscriptions, options, convertible securities, warrants or calls to purchase or otherwise acquire any securities of the Company.

w)           Permits, Authorizations.  Excepts as set forth in Schedule 2(w), the Company and its Subsidiaries possess all necessary licenses, permits, authorizations and other qualifications as are necessary to continue to conduct their respective businesses as presently conducted.

3.           REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants as follows:

a)           Organization and Good Standing.  The GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware except as set forth in Schedule 3(a).  The GP has the company power and authority to carry on its business as presently conducted, except as set forth in Schedule 3(a), and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would not adversely affect its business in any material respect.

b)           Authority.  The GP has the power to operate as a limited liability company.  The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, are not in violation of any limited liability company restrictions governing member transactions.  Subject to the satisfaction of the condition precedent set out in Section 5(a)(vi) hereof, the execution of this Agreement and the consummation of the transactions contemplated hereby on the Closing Date will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the GP or Seller is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Seller or the GP or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Formation or the Limited Liability Company Agreement of the GP.

c)           Ownership of Interests.  Seller is the owner of record and beneficially of Seventy Five Percent (75%) of the membership interests of the GP and has the contract right to cause the other Twenty Five (25%) of the GP Interest to be transferred to Buyer at Closing.  Seller represents and warrants that the GP Interests shall be delivered and assigned to Buyer on the Closing Date free and clear of all rights, claims, liens and encumbrances.  There are no outstanding subscriptions, options, convertible securities, warrants or calls to purchase or otherwise acquire any securities of GP.

d)           Approvals.  To Seller’s knowledge, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Seller or the consummation of the transactions described herein, other than as set forth on Schedule 3(d).

e)           Financial Statements, Books and Records.  Attached as Schedule 3(e)-1 are the internal unaudited financial statements of GP for the years ended December 31, 2009 and December 31, 2008 and (the “GP Financial Statements”).  Except as set forth on Schedule 3(e)-2, to Seller’s knowledge, the GP Financial Statements, books of account and other financial records of GP are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

f)           No Material Adverse Changes.  Except as set forth on Schedule 3(f), since December 31, 2009, to Seller’s knowledge there has not been:

i.           any material adverse change in the financial position of GP except changes arising in the ordinary course of business, which changes are not reasonably likely to materially and adversely affect the financial position of GP in any material respect;

ii.           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of GP whether or not covered by insurance;

iii.           any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of GP limited liability company interests;

iv.           any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by GP of any properties or assets;

v.           adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement; or

vi.           payments or asset purchases not in the ordinary course of business.

g)           Taxes.  To Seller’s knowledge, except as set forth on Schedule 3(g), GP has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date as shown to be due on such reports and returns, and there are no deficiency notices outstanding.  To Seller’s knowledge, no extensions of time for the assessment of deficiencies for any year is in effect.  To Seller’s knowledge, no deficiency notice is proposed or, to the knowledge of Seller, threatened against GP.  During the past five years, the tax returns of GP have not been audited.

h)           Compliance with Laws.  Except as set forth on Schedule 3(h), to Seller’s knowledge, GP has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would adversely affect the business of GP in any material respect.

i)           No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

i.           violate any provision of the Certificate of Formation or the Limited Liability Company Agreement of GP;

ii.           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which GP is a party or by or to which it or any of its assets or properties may be bound or subject;

iii.           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GP or upon the properties or business of GP; or

iv.           To Seller’s knowledge, violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of GP.

j)           Offering Valid.  The offer, sale and issuance of the Newly Issued Common Units and the offer and sale of the GP Interests will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws.  Neither the Company, the GP nor any agent on their behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Newly Issued Common Units and the GP Interests to any person or persons so as to bring the sale of such Newly Issued Common Units and GP Interests by the Company within the registration provisions of the Securities Act or any state securities laws.

k)           Actions and Proceedings.  To Seller’s knowledge, except as set forth in Schedule 3(k), GP is not a party to, or affected by, any material pending litigation.  To Seller’s knowledge, GP is not a party to any governmental investigation or proceeding not reflected in the GP Financial Statements and, to its knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against GP except as set forth on Schedule 3(k) attached hereto and made a part hereof.

l)           Agreements.  Schedule 3(l) sets forth all material contracts or arrangements to which GP is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

m)           Brokers or Finders.  No broker’s or finder’s fee will be payable by GP or Seller in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by GP or Seller hereunder.

n)           Real Estate.  Schedule 3(n) sets forth all real property owned by the GP and all leasehold agreements with a term in excess of 90 days for real property, equipment or services to which the GP is a party.  To Seller’s knowledge, all uses of any real property or leases of real property by GP have conformed in all material respects to all applicable building and zoning ordinances, laws and regulations.

o)           OSHA and Environmental Compliance.  To Seller’s knowledge, the GP has duly complied with, and its offices, real property, business, assets, leaseholds and equipment have been in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws.  To Seller’s knowledge, no citations, notices or orders of non-compliance have been issued to GP or relating to its business, assets, property or equipment under such laws, rules or regulations.  There are no releases, spills, discharges, leaks or disposal (collectively, referred to as “GP Releases”) of hazardous substances at, upon, under or within the real property owned or leased by GP.  To Seller’s knowledge, no real property owned or leased by the GP has been used as a treatment, storage or disposal facility of hazardous waste.  To Seller’s knowledge, no hazardous substances are present on the real property or any premises leased by GP excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of GP.

p)           Tangible Assets.  To Seller’s knowledge, all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by GP, any related capitalized items or other tangible property which are material to the business of GP are described in Schedule 3(p) hereto (the “GP Tangible Assets”).  To Seller’s knowledge, other than as set forth in Schedule 3(p), GP holds all rights, title and interest in all the Tangible Assets owned by it on the GP Financial Statements and Schedule 3(p) and acquired by it after the date of the GP Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except those which are set out in Schedule 3(p) hereto.  To Seller’s knowledge, all of the GP Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear due to the elements and lapse of time and are usable in the ordinary course of business of GP and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 3(p) hereto.  Except as set forth on Schedule 3(p), GP owns no intellectual properties, including trademarks and the like.

q)           Liabilities.  To Seller’s knowledge, GP does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “GP Liabilities”), which are not fully, fairly and adequately reflected on the GP Financial Statements (annual and interim), except for a specific list of GP Liabilities set forth on Schedule 3(q) attached hereto and made a part hereof.  To Seller’s knowledge, as of the Closing Date, GP will not have any liabilities, other than GP Liabilities fully and adequately reflected on the GP Financial Statements or herein other than GP Liabilities incurred in the ordinary course of business which will not exceed $25,000 on the date of Closing.  To Seller’s knowledge, there is no circumstance, condition, event or arrangement which may hereafter give rise to any GP Liabilities not in the ordinary course of business.

r)           Operations of GP.  From the date of this Agreement through the Closing Date or earlier termination of this Agreement, GP has not, and, without the prior written consent of Buyer, not to be unreasonably withheld, will not have:

i.           incurred any indebtedness or borrowed money;

ii.           declared or paid any dividend or declared or made any distribution of any kind to any member, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

iii.           made any loan or advance to any member, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

iv.           disposed of any assets of GP other than in the ordinary course of business;

v.           increased the level of compensation of any executive employee of GP;

vi.           increased, terminated, amended or otherwise modified any plan for the benefit of employees of GP;

vii.           issued any equity securities or rights to acquire such equity securities;

viii.           entered into or modified any contract, agreement or transaction material to the business of the GP.

s)           Capitalization.  Schedule 3(s) sets out (i) the number of limited liability company interests in GP currently issued and outstanding and the record owners thereof, (ii) each agreement granting any person the option to acquire limited liability interests in the GP in the future and the maximum number of limited liability company interests that can be acquired under such agreement and (iii) each other obligation or agreement of the GP under which any person has the right to acquire, by purchase, conversion or otherwise, limited liability company interests in the GP in the future and the maximum number of limited liability company interests that may be acquired under such obligation or agreement.  Except as set forth in Schedule 3(s), the GP is current with respect to all distribution obligations.

t)           Full Disclosure.  Seller has provided Purchaser with all information requested by Buyer in connection with its decision to purchase the GP Interests and Common Units.  To the Seller’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement or in any document or schedule to be delivered by it pursuant hereto.  To Seller’s knowledge, no representation or warranty by Seller in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or, to the Seller’s knowledge, will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the GP, and/or the status of the GP Interests.

4.           REPRESENTATIONS AND WARRANTIES OF BUYER

a)           Organization and Good Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  It has the power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

b)           Partnership Authority.  Buyer has the power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by Buyer.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Buyer is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Buyer or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Formation or Limited Liability Company Agreement of Buyer.

c)           Brokers or Finders.  No broker’s or finder’s fee will be payable by Buyer in connection with the transactions contemplated by this Agreement for which the Company or Seller will have any liability, nor will any such fee be incurred by the Company, the GP or Seller as a result of any actions of Buyer hereunder.

d)           Investment Intent.  Buyer hereby represents that the Interests are being acquired for Buyer’s own account with no intention of distributing such securities or any interest therein or the assets or operations of the Company or the GP directly or indirectly to others, and Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute, directly or indirectly, the Interests or any interest therein or the assets or operations of the Company or the GP; provided, however, that the Buyer may distribute the Interests to members of the Buyer or the partners in a partnership where the Buyer is a partner.  Buyer is an “accredited investor” as defined in Regulation D under the Securities Act.

e)           Full Disclosure.  No representation or warranty by Buyer in this Agreement or in any document or schedule to be delivered pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or, to Buyer’s knowledge, omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Buyer.

5.           CONDITIONS PRECEDENT

a)           Conditions Precedent to the Obligation of Buyer.  All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

i.           Satisfactory completion of customary and normal due diligence by Buyer relating to the Company, the GP, the Subsidiaries and their respective assets;

ii.           Settlement of the Camacho Lawsuit, identified on Schedule 2(l), by the Company and its Subsidiaries in a manner satisfactory to Buyer;

iii.           Settlement of all outstanding claims Gary Moores has or may have against the Company in respect of a promissory note having an original stated principal amount of $500,000, as subsequently amended, including a full release by Moores of the Company from any indemnification obligations relating to Energy Spectrum, for a total amount not to exceed $200,000;

iv.           Settlement of and/or the provision of adequate reserves or other adequate assurance by the Company and its Subsidiaries with respect to the Scheduled Litigation in a manner satisfactory to Buyer;

v.           Sufficient progress by the Company, to the satisfaction of Buyer, with respect to a final determination from the United States Internal Revenue Service (the “IRS”) regarding the amount, and ultimate settlement, of (i) the Company’s and Regional’s unpaid taxes, and (ii) any penalties for non-filing of taxes owed by the Company, its Subsidiaries, or Regional (collectively, the “IRS Tax Liability”);

vi.           The receipt of an assignment from JBR Capital Resources, Inc. (“JBR”) of its GP Interests to Buyer, to be held in escrow prior to Closing, subject only to the payment of $575,000 (the “JBR Settlement Amount”) due under that certain Confidential Settlement Agreement and General Release of Claims dated March 30, 2010 between Jerome B. Richter, JBR, Seller and the Company (the “Settlement Agreement”); said amount to be paid by the Company at Closing, out of the Purchase Price;

vii.           An amendment to that certain Loan Agreement, dated July 26, 2007, as amended, between the Company, as borrower, and RZB Finance, LLC (“RZB”), as lender (the “Loan Agreement”), that is satisfactory to Buyer, related to restructuring of the current and expected increase to monthly amortization amounts thereunder to a level consistent with the Company’s financial ability to service and amortize the loan, along with an amendment to, or waiver by RZB of, any change of control provision contained in the Loan Agreement which would prohibit the consummation of the transactions contemplated by this Agreement;

viii.           Settlement and release of (a) the Intercompany Note and (b) any other outstanding obligations to executive officers and directors of the Company (the “Insider Obligations”), evidenced by a form of release reasonably satisfactory to Buyer, for an amount equal to $1,400,000, subject, however, to possible upward adjustment with respect to the Intercompany Note as provided in Section 1(e);

ix.           Settlement, release or satisfaction by the Company in a manner reasonably satisfactory to Buyer of a sufficient amount of (a) claims relating to the Scheduled Litigation and any and all other litigation, suits and claims made against the Company and/or its Subsidiaries (“Litigation Claims”) and (b) creditor claims identified on Schedule 5(a)(ix) (the “Creditor Claims” and together with the Litigation Claims, the “Claims”) by the Company at Closing with proceeds from the Purchase Price (inclusive of amounts used to settle the Insider Obligations) such that the aggregate dollar amount of such settled Claims (“Settled Claims”), plus the aggregate dollar amount of 100% of all unsettled Claims (“Unsettled Claims”) in amounts not less than those set forth on Schedule 5(a)(ix), plus $250,000 reserved for the payment of the IRS Tax Liability, shall be equal to or less than $4,000,000.  The difference, if any, between $4,000,000 and the total amount of the Settled Claims, the Unsettled Claims and the amount reserved for the IRS Tax Liability shall be the “Settled Surplus”;

x.           The establishment of a restricted banking account in the name of the Company (the “Reserve Account”) into which all portions of the Purchase Price not utilized at Closing to pay Settled Claims shall be deposited for the purpose of establishing a reserve sufficient to enable the Company to pay, to the extent required, the sum of the following amounts:  (a) 100% of the amount of all Unsettled Claims, and (b) the full estimated amount of IRS Tax Liability and any other unpaid taxes or penalties of the Company, the GP or the Subsidiaries existing as of the Closing Date (collectively, “Unpaid Taxes”).  Following the Closing Date, funds shall be disbursed from the Reserve Account to satisfy the requirements specified herein under the joint direction and control of Buyer and the Company;

xi.           A contribution by the Seller of the GP Unit Purchase Price to the Company, simultaneously with Closing, on behalf of the GP;

xii.           The resignation of the current Board of Managers of the Company;

xiii.           The representations and warranties by the Company and Seller, contained in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time;

xiv.           The Company and Seller shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by it prior to or at the Closing;

xv.           That certain Omnibus Agreement dated September 16, 2004 by and among Seller, the GP, the Company and RVOP, as amended (the “Omnibus Agreement”), shall have been terminated in a manner reasonably satisfactory to Buyer;

xvi.           On the Closing Date, the Company shall have delivered to Buyer the Newly Issued Common Units and Seller shall have delivered to Buyer certificates representing the GP Interests along with duly executed powers transferring such certificates to Buyer, and the Company and Seller shall deliver the other closing items specified in Section 8(b)(i) and (ii) hereto to Buyer;

xvii.           Receipt of an updated Schedule 5(a)(ix) from Seller as of the Closing Date, in form and substance reasonably acceptable to Buyer;

xviii.                      Receipt of a fully executed Written Consent of Certain Shareholders of the Seller (the “Shareholder Consent”), in a form reasonably acceptable to Buyer, consenting to the sale by the Seller of the GP Interests; and

xix.           A waiver or release by Seller of any indebtedness of GP to Seller.

b)           Waiver or Termination by Buyer.  The conditions contained in Section 5(a) hereof are inserted for the exclusive benefit of Buyer and may be waived in whole or in part by Buyer at any time.  Such waiver must be in a writing signed by Buyer.  The Company and Seller acknowledge that the waiver by Buyer of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Company or Seller herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 5(a) hereof are not fulfilled or complied with as herein provided, Buyer may, at or before the Closing Date at its option, rescind this Agreement by notice in writing to the Company and Seller and in such event Buyer shall be released from all obligations hereunder and the Company and Seller shall also be released from all obligations hereunder.

c)           Conditions Precedent to the Obligations of the Company and Seller.  All obligations of the Company and Seller under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

i.           The representations and warranties by or on behalf of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time;

ii.           Buyer shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by Buyer prior to or at the Closing;

iii.           Receipt by the Company of the Shareholder Consent;

iv.           Agreement with Buyer on an updated Schedule 5(a)(ix) as of the Closing Date from Seller; and

v.           On the Closing Date, Buyer shall deliver the Purchase Price and the other closing items specified in Section 8(b)(iii) hereof to the Company.

d)           Waiver or Termination by the Company or Seller.  The conditions contained in Section 5(c) hereof are inserted for the exclusive benefit of the Company and Seller and may be waived in whole or in part by the Company or Seller at any time.  Such waiver must be in a signed writing.  Buyer acknowledges that the waiver by the Company or Seller of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by Buyer herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 5(c) hereof are not fulfilled or complied with as herein provided, the Company or the Seller may, at or before the Closing Date at their option, rescind this Agreement by notice in writing to Buyer and in such event the Company and Seller shall be released from all obligations hereunder and Buyer shall also be released from all obligations hereunder.

6.           COVENANTS

a)           Access to Records.  Prior to the Closing Date, the corporate financial records, minute books and other documents and records of the Company and its Subsidiaries shall have been and will be made available to Buyer and its representatives for inspection, subject to the confidentiality obligations set forth in Section 6(e) below.

b)           Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been and will be entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

c)           Assignment of JBR GP Interests.  Prior to the Closing Date, Seller shall cause JBR to assign its GP Interests to Buyer in accordance with the Settlement Agreement, to be held in escrow by counsel for Buyer, subject only to the payment of the JBR Settlement Amount on the Closing Date, either directly from Buyer or from the Company.

d)           Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

e)           Confidentiality.  Prior to the Closing Date and, in the event the transactions contemplated by this Agreement are not consummated, the Company, Seller and Buyer agree to keep strictly confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

i.           at the time of the disclosure was public knowledge;

ii.           after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

iii.           the receiving party had within its possession at the time of disclosure;

iv.           is ordered disclosed by a Court or regulatory agency of proper jurisdiction; or

v.           is required, in a party’s reasonable opinion based on written advice of legal counsel, to be disclosed by applicable securities law.

f)           Preservation of Books and Records.  For a period of seven (7) years after the Closing Date, Buyer shall (i) preserve and retain the corporate, accounting, legal, auditing, tax and other books and records of the Company and its Subsidiaries, and GP (including, but not limited to, any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations arising out of the conduct of the business and operations of the Company or its Subsidiaries prior to the Closing Date) and (ii) make such books and records available at the place where such books and records are normally maintained to Seller and its officers, employees, representatives, accountants and auditors (collectively, “Seller Representatives”) upon reasonable notice and at reasonable times, it being understood that Seller and Seller’s Representatives shall be entitled to make copies of any such books and records as it shall deem necessary.  Buyer agrees to permit Seller and Seller’s Representatives to meet with the employees, accountants and auditors of Buyer, the Company, GP and the Subsidiaries on a mutually convenient basis in order to enable Seller and Seller’s Representatives to obtain additional information and explanations of any materials provided pursuant to this Section 6(f).  Buyer further agrees to exercise its best efforts to cause the accountants and auditors of the Company, GP and the Subsidiaries to cooperate with and release information to Seller as may reasonably be required for Seller to prepare financial statements and tax returns that will require inclusion of financial or accounting information relating to the Company, GP or the Subsidiaries.

7.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

8.           DOCUMENTS AT CLOSING AND THE CLOSING

a)           The Closing.  The Closing shall take place at the earliest possible date (the “Closing Date”) after the execution of this Agreement, but in any event not later than June 4, 2010 (as the same may be extended, the “Outside Date”) at the offices of counsel for Buyer, Sonnenschein Nath & Rosenthal, LLP, 2000 McKinney Ave., Suite 1900, Dallas, Texas 75201, provided however, that, so long as Buyer is not in default of any of its obligations hereunder, it shall have the option to extend the Outside Date, in its discretion, to July 1, 2010 upon payment to the Company by wire transfer of $22,000.  The date on which the Closing actually occurs shall be the Closing Date.

b)           Documents at Closing.  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

i.           the Company will deliver, or will cause to be delivered, to Buyer the following:

1.
a certificate executed by the President or Secretary of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing, the same as though originally given to Buyer on said date;

2.	a certificate from the State of Delaware dated at or about the Closing to the effect that the Company is in good standing under the laws of said State;

3.	a certificate from the Commonwealth of Virginia dated at or about the Closing to the effect that Regional is dully qualified and in good standing to do business in the Commonwealth of Virginia;

4.	certificates representing the Newly Issued Common Units in the name of Buyer;

5.
an opinion from legal counsel to the Company acceptable to Buyer providing favorable written opinions covering, among other things, the due authorization and enforceability of this Agreement and the proper authorization and issuance of the Newly Issued Common Units to Buyer pursuant to an exception from SEC registration; and

6.	all other items, the delivery of which is a condition precedent to the obligations of Buyer, as set forth in Section 5(a).

ii.           Seller will deliver, or will cause to be delivered, to Buyer the following:

1.
a certificate executed by the President or Secretary of the Seller to the effect that all representations and warranties made by the Seller under this Agreement are true and correct as of the Closing, the same as though originally given to Buyer on said date;

2.	a certificate from the State of Delaware dated at or about the Closing to the effect that the Seller is in good standing under the laws of said State;

3.	the Shareholder Consent, executed by certain shareholders of the Seller, consenting to the sale of the GP Interests;

4.	Certificates representing the GP Interests, along with duly executed powers transferring such certificates to Buyer;

5.
an opinion from legal counsel to the Seller acceptable to Buyer providing favorable written opinions covering, among other things, the due authorization and enforceability of this Agreement and the proper authorization and authority to transfer the GP Interests to Buyer; and

6.	all other items, the delivery of which is a condition precedent to the obligations of Buyer, as set forth in Section 5(a).

iii.           Buyer will deliver or cause to be delivered to the Company the following:

1.
a certificate executed by the Managing Director of Buyer to the effect that all representations and warranties of Buyer made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date;

2.	a certificate from the State of Delaware at or about Closing to the effect that Buyer is in good standing in Delaware;

3.	the Purchase Price (to the Company or as otherwise directed by the Company in writing prior to the Closing) ; and

4.
all other items, the delivery of which is a condition precedent to the obligations of the Company and Seller, as set forth in Section 5(c) plus such other documentation as may be reasonably required in connection with the transactions contemplated by this Agreement, including without limitation, under the First Amended and Restated Agreement of Limited Partnership of the Company).

9.           POST-CLOSING

a)           Assistance.  Following Closing, Seller, to the extent it is in existence, shall use commercially reasonable efforts to assist Buyer in the operation of the Company with respect to matters which, prior to Closing, Seller had direct involvement with.

10.           MISCELLANEOUS

a)           Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

b)           Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

c)           Assignment.  This Agreement is not assignable by the Company or Seller with out the prior written consent of Buyer, which consent may be given or withheld in the sole discretion of Buyer.  Buyer shall have the right to assign this Agreement to an affiliate.

d)           Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To:           the Company:

Rio Vista Energy Partners, L.P.
2121 Rosecrans Avenue, Suite 3355
El Segundo, California  90245
Attention:  Ian Bothwell
Fax:  310-563-6255

with copy to:

John F.F. Watkins
Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, NY 10022
Phone: 212-209-3031
Fax: 212-371-5500

To:           Seller:

Penn Octane Corporation
2121 Rosecrans Avenue, Suite 3355
El Segundo, California  90245
Attention:  Ian Bothwell
Fax:  310-563-6255

with copy to:

John F.F. Watkins
Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, NY 10022
Phone: 212-209-3031
Fax: 212-371-5500

To:           Buyer:

Central Energy, LLC
8150 North Central Express Way
Suite 1525
Dallas, Texas 75206
Attention:  Carter R. Montgomery
       Imad Anbouba
Fax: 214.378.8822

with copy to:

Barry F. Cannaday
Sonnenschein Nath & Rosenthal, LLP
2000 McKinney Avenue, Suite 1900
Dallas, Texas  75201
Fax:  214-259-0910

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

e)           Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Texas, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

f)           Arbitration. Any controversy relating to or arising out of this Agreement shall be submitted to arbitration in Dallas County, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association but will not be subject to administration by the American Arbitration Association.  Upon written demand of either party, the parties shall meet and attempt to appoint a single Arbitrator.  If the parties fail to name an arbitrator within ten (10) days from such demand, then the arbitrator shall be selected from the panels of arbitrators of the American Arbitration Association.  The arbitrator selected to act hereunder shall be qualified by education and training to pass upon the particular question in dispute and shall make a decision on the dispute within sixty (60) days after his appointment, subject to any reasonable delay due to unforeseen circumstances.  The compensation and expenses of the single arbitrator shall be borne equally by the parties.  Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party.  The parties agree to abide by all awards rendered in such proceedings.

h)           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

i.           by the mutual written consent of Buyer and the Company;

ii.           by either of the Company or Seller:

1.	if any judgment, injunction, order or decree enjoining Seller or the Company from consummating the transactions contemplated under this Agreement is entered; or

2.	if, without any breach by the terminating party of its obligations under this Agreement, the Closing Date shall not have occurred on or before the Outside Date; or

3.
if, in the good faith judgment of the Board of Directors of the Company or the Seller, the Company or the Seller, as the case may be, receives and approves a Takeover Proposal (as defined below) that it deems superior to the transactions contemplated under this Agreement, provided that Buyer has not exercised its option to match any such Takeover Proposal.

iii.           by Buyer:

1.	if any judgment, injunction, order or decree enjoining Seller or the Company from consummating the transactions contemplated under this Agreement is entered; or

2.	if, without any breach by the terminating party of its obligations under this Agreement, the Closing Date shall not have occurred on or before the Outside Date; or

3.	if it receives a Takeover Proposal Notice (as defined below) from either the Company or Seller, and does not exercise its option to match the Takeover Proposal.

i)           Takeover Proposal.  Notwithstanding anything to the contrary in this Agreement, in the event that, prior to the Closing Date, (i) the Company receives an unsolicited written proposal from a third party buyer (“Third Party Buyer”) for the sale of all or substantially all of the Company’s assets, or control of the Company, or (ii) the Seller receives an unsolicited written proposal from a Third Party Buyer for the sale of all or substantially all of the Seller’s assets, or control of the GP through the purchase of the GP Interests (such proposals to the Company or the Seller, collectively a “Takeover Proposal”) that the independent members of the Board of Directors of the Company or Seller believe in good faith to be bona fide and superior to the transactions contemplated by this Agreement, following disclosure thereof to the full Board of Directors, and (iii) after consultation with outside counsel, the independent members of the Board of Directors of the Company or Seller determine in good faith that the failure to take such action would be inconsistent with the fulfillment of their fiduciary duties to the interest holders and shareholders of the Company or Seller under applicable law, then the Company and Seller and the independent members of their respective Board of Directors may (A) participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with the Third Party Buyer regarding such Takeover Proposal and (B) furnish information with respect to the Company or Seller and their subsidiaries to the Third Party Buyer.

j)           Option to Match Takeover Proposal.  If the Company or the Seller receives a Takeover Proposal prior to the Closing Date that the Board of Directors of Seller believes in good faith to be superior to the transactions contemplated by this Agreement, the Company or Seller shall immediately notify Buyer, and provide Buyer with the material terms and conditions of such Takeover Proposal, along with a copy of any agreement or proposed agreement relating to such Takeover Proposal (the “Takeover Proposal Notice”).  Upon receipt of the Takeover Proposal Notice, Buyer shall have the option, within seven (7) days from its receipt of such Takeover Proposal Notice (the “Option Period”) to match any such Takeover Proposal made by a Third Party Buyer and to thereafter complete the transaction with Company and Seller upon the same terms and conditions as contained in the Takeover Proposal.  If the expiration of the Option Period should occur on or after the Outside Date, then the Outside Date shall be extended to a date three (3) days following the expiration of the Option Period, or such other date as the Parties may mutually agree.

k)           Break Fee.  If the Company or Seller terminate this Agreement pursuant to Section 10(h)(ii)(3), or if Buyer terminates this Agreement pursuant to Section 10(h)(iii)(3), then Buyer shall be entitled to receive from the Company and Seller, a break-up fee, which shall be an amount equal to $250,000, plus the expenses, including attorney’s fees, incurred by Buyer from the effective date of the Letter of Intent (defined below) through the date of the termination of this Agreement (the “Break Fee”).  The Break Fee shall be paid to Buyer not later than the earlier of the first to occur: (x) ten (10) days following the termination of this Agreement pursuant to either provision identified in this Section, or (y) upon the Closing of the other transaction with a Third Party Buyer.

l)           Expenses.  Except as otherwise expressly provided herein, all fees, costs and expenses incurred by Buyer, the Company or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

m)           Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party, provided that the Company shall be permitted to make such disclosures as are required by applicable securities laws.

n)           Entire Agreement.  This Agreement (including Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto, except that the parties hereto acknowledge and agree that the provisions of Paragraph 8 of that certain Letter of Intent and Agreement of Exclusivity dated March 5, 2010, as amended, between the Company and Carter Montgomery Investments and Marjam Global Holdings, Inc. (the “Letter of Intent”) shall remain in full force and effect.

o)           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

p)           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

q)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

r)           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

s)           Tax Treatment.  the Company and Buyer acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

[Signatures on following page]

COMPANY:

Rio Vista Energy Partners, L.P.

By:	Rio Vista, GP LLC
its General Partner

By:
Ian T. Bothwell,
President and Chief Executive Officer

SELLER:

Penn Octane Corporation

By:
Name: Ian T. Bothwell
Title Acting Chief Executive Officer and President

BUYER:

Central Energy, LLC

By:
Name: Carter R. Montgomery
Title: Managing Member

By:
Name: Imad Anbouba
Title: Managing Member